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                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated
May 26, 2000 on the consolidated balance sheet of ebix.com, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the nine-month period ended December 31, 1998 and the year ended March 31, 1998 included in ebix.com, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                     /s/ Arthur Andersen LLP


Chicago, Illinois
September 15, 2000